Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-248252) of OneConnect Financial Technology Co., Ltd of our report dated March 31, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting , which appears in this Form 20-F.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shenzhen, the People’s Republic of China

March 31, 2022